Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the Form S-8 for Mind Solutions, Inc. as their Independent Registered Accounting Firm.

/s/ Terry L. Johnson CPA

Terry L. Johnson CPA

January 27, 2014